UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PROCESSA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	45-1539785 (IRS Employer Identification No.)

7380 Coca Cola Drive, Suite 106 Hanover, MD (Address of principal executive offices)	21076 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e) check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-235511

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.0001 per share, of Processa Pharmaceuticals, Inc. (the “Registrant”), as included under the caption “Description of Our Securities” in the prospectus forming a part of the Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2019 (Registration No. 333-235511), as amended and including exhibits (the “Registration Statement”), is hereby incorporated by reference herein. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROCESSA PHARMACEUTICALS, INC.

Date: September 16, 2020	By:	/s/ James Stanker
James Stanker
Chief Financial Officer